Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP

Quarterly Report on Form 10-Q/A

for the quarter ended September 30, 2009

The undersigned, who is the Chief Executive Officer of Pacific Mercantile Bancorp (the “Company”), hereby certifies that (i) Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009, as filed by the Company with the Securities and Exchange Commission (the “Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2010	/s/ RAYMOND E. DELLERBA
Raymond E. Dellerba,
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.